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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

We hereby consent to incorporation by reference in this Current Report on Form 8-K and to incorporation by reference in the Registration Statement on Form S-3 (No. 333-36855) and the Registration Statements on Form S-8 (Nos. 333-04379, 333-35039 and 333-53179) of Chancellor Media Corporation of our report dated September 17, 1998, relating to the financial statements of the Outdoor Advertising Division of Whiteco Industries, Inc., which report appears in the Registration Statement on Form S-4 (No. 333-66971) of Chancellor Media Corporation of Los Angeles, as amended.


                                                         BDO Seidman, LLP

Chicago, Illinois
December 16, 1998